SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          LightPath Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                          LIGHTPATH TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

Dear Shareholders:

     You are cordially invited to attend the annual meeting of the shareholders of LightPath Technologies, Inc., which will be held at the Crowne Plaza Pyramid, 5151 San Francisco Road, N.E., Albuquerque, New Mexico, 87109, on Friday, October 6, 2000 at 12:00 noon M.S.T.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you plan on attending the meeting you will need a ticket. Please contact Shelia Acklin at 505-342-1100 extension 1601 to obtain your ticket number. Whether of not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the postage-paid envelope. If you can attend the annual meeting, you will of course have the opportunity to vote in person.


                                        Sincerely,

                                        /s/ Robert Ripp

                                        Robert Ripp
                                        Chairman of the Board

                          LIGHTPATH TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholders:

     The annual meeting of the shareholders of LightPath Technologies, Inc. will be held at Crowne Plaza Pyramid, 5151 San Francisco Road., N.E., Albuquerque, New Mexico, 87109 on Friday, October 6, 2000 at 12:00 noon M.S.T. for the following purposes:

     1.   To elect directors;
     2.   To ratify the appointment of independent auditors;
     3. To approve the adoption of the increase in the number of shares available for the Omnibus Incentive Plan, and
     4. To approve the adoption of the increase in the number of shares available for the Amended and Restated Directors Stock Option Plan.

     Only shareholders of record at the close of business on September 6, 2000 are entitled to notice of, and to vote, at this meeting.


                                        By Order of the Board of Directors.

                                        /s/ Donald Lawson

                                        Donald Lawson
                                        Chief Executive Officer

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 6, 2000

                          LIGHTPATH TECHNOLOGIES, INC.
                         6820 ACADEMY PARKWAY EAST N.E.
                              ALBUQUERQUE, NM 87109
--------------------------------------------------------------------------------

     This Proxy Statement, which was first mailed to shareholders on or about September 8, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of LightPath Technologies, Inc. ( the "Company"), to be voted at the annual meeting of shareholders which will be held on October 6, 2000, at the Crowne Plaza Pyramid, 5151 San Francisco Road., N.E., Albuquerque, New Mexico, 87109 on Friday, October 6, 2000 at 12:00 noon, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If you plan on attending the meeting you will need a ticket. Please contact Shelia Acklin at 505-342-1100 extension 1601 to obtain your ticket number. Holders of Class A Common Stock and Class E Common Stock who wish to vote at the meeting by proxy should complete and return the enclosed proxy card. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). The cost of soliciting proxies will be paid by the Company

     Only shareholders of record at the close of business on September 6, 2000, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were approximately 18,219,442 shares of $.01 par value Class A Common Stock and 4,022,037 shares of $.01 par value Class E Common Stock of the Company outstanding. Holders of Class E Common Stock vote together as a single class with the Class A Common Stock, and each shareholder of record is entitled to one vote for each share of Common Stock registered in his, her or its name.

     On May 2, 2000, the Company commenced a class action lawsuit in the Chancery Court of Delaware, New Castle County. The action seeks a declaratory judgment with respect to, among other things, the right of the holders of Class E Common Stock to vote at the meeting. As of the date this proxy statement was printed, this issue had not yet been resolved. Therefore, Class E Common Stockholders will receive a proxy statement, but the rights of these shares to vote at the annual meeting is undetermined as of the date of this proxy statement.

        PROPOSAL NO. 1 - ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     Our Board of Directors currently consists of seven members. Our Board is divided into classes serving staggered three year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for two Class II Directors will expire at the 2000 annual meeting. Directors elected at the 2000 annual meeting will hold office until the 2003 annual meeting or until the election and qualification of his or her respective successor. Information regarding the business experience of each nominee director is provided below. Ms. Dietze has requested that she not stand for reelection at this time due to medical reasons. The Company has decided to leave this Class II Board seat vacant at this time. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF JAMES L. ADLER, JR. AS A CLASS II DIRECTOR TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003.

ELECTION OF CLASS II DIRECTORS - TERM EXPIRING IN 2000

JAMES L. ADLER, JR. (age 72) has served as a Director of the Company since October 1997. Since 1989 he has been a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which has acted as general counsel to the Company since February 1996. Mr. Adler was formerly a partner of Greenbaum, Wolff & Ernst, New York City, and of Storey & Ross, Phoenix, until the merger of the latter firm with Squire, Sanders & Dempsey L.L.P. in 1989. Mr. Adler is a corporate, securities, energy, and international lawyer. From 1998-1999, Mr. Adler served as President of the Arizona Business Leadership Association. He is a member of the Arizona District Export Council and a Trustee of the Phoenix Committee on Foreign Relations. In March 1999, Mr. Adler was appointed by the government of Japan to a five year term as Honorary Consul General of Japan at Phoenix. He has previously served as Chairman of the International Law Section of the Arizona State Bar Association and, by gubernatorial appointments, as a Member of the Investment Committee of the Arizona State Retirement System and a Member and Chairman of the Investment Committee of the State Compensation Fund. Mr. Adler graduated from Carleton College, magna cum laude, and from Yale Law School in 1952. He is a member of the Arizona State Bar.

DIRECTOR NOT STANDING FOR REELECTION

KATHERINE E. DIETZE (age 42) has served as a Director of the Company since October 1998. She has requested that she not stand for reelection at this time due to medical reasons. She currently is a managing director in the Global
Telecommunications and Media Group in the Investment Banking Department of Credit Suisse First Boston, a leading global investment bank which she joined in September 1996. For the prior eleven years she was with the investment banking firm of Salomon Brothers. Ms. Dietze received her B.A. from Brown University and her M.B.A. from Columbia University Graduate School of Business.

CONTINUING DIRECTORS

The remaining directors are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with our bylaws. Information regarding the business experience of each director is provided below.

CLASS I DIRECTORS - TERMS EXPIRING IN 2001

ROBERT RIPP (age 59) has served as Chairman of the Company since November 11, 1999. Mr. Ripp was Chairman and CEO of AMP Inc. from August 1998 until April 1999 when AMP was sold to TYCO, International Ltd. Mr. Ripp held various executive positions at AMP from 1994 to August 1999. Mr. Ripp spent 29 years with IBM of Armonk, NY. He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer and he retired from IBM in 1993. Mr. Ripp represents the Company as a member of the LightChip, Inc. (an affiliate) board of directors. Mr. Ripp graduated from Iona College in 1963 and in 1967 received his M.B.A. from New York University. Mr. Ripp is currently on the board of directors of Ace, Ltd. and A.J. Gallagher both of which are listed on the New York Stock Exchange.

LESLIE A. DANZIGER (age 47) has been Director, and former Chairwoman, of the Company since its incorporation in June 1992, and has also held the position of CEO until April 1998, and President from August 1995 until October 1997. Effective January 1, 1999, Ms. Danziger, with approval of the Board, modified the terms and responsibilities of her position to perform consulting services to the Company until October 1999. Ms. Danziger was a partner or executive officer of our predecessors from 1985 until incorporation of LightPath. Ms. Danziger is a founder of the Company and a co-inventor of the first two LightPath patents. She has developed and guided the execution of our long-term business strategies and the development and commercialization of our technologies. From 1974 to 1979 she served as an Executive Vice President of COS, Inc., and from 1979 to 1982 she served as Executive Vice President of Arctic Communications Corporation. Both of these communication consulting firms developed tools designed to assist clients in resolving conflicts relating to economic development, land use and natural resource issues. Ms. Danziger attended the University of Texas.

CLASS III DIRECTORS - TERMS EXPIRING IN 2002

LOUIS LEEBURG, (age 46) has served as a Director of the Company since May 1996. Mr. Leeburg is a self-employed business consultant. From December 1988 until August 1993 he was the Vice President, Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a B.S. in accounting from Arizona State University. Mr. Leeburg is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and the John E. Fetzer ILM Trust Fund, these funds are affiliated with a significant stockholder of the Company.

DONALD E. LAWSON (age 49) has served as a Director of the Company and has been CEO since April 1998, President since October 1997 and Treasurer since September 1995. He previously held the position of Executive Vice President from May 1995 until April 1998. Mr. Lawson has also served as our Chief Operating Officer since June 1995. From 1991 to 1995, Mr. Lawson served as Vice President, Operations for Lukens Medical Corporation, a medical device manufacturer. From 1980 to 1990, Mr. Lawson served in various capacities, including Production Superintendent, for Ethicon, Inc., a division of Johnson & Johnson and a manufacturer of medical products. Mr. Lawson received a B.B.A. degree in Finance from Texas A & M University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee. The Board of Directors does not have a standing nominating committee. The entire Board of Directors held twelve meetings, including telephonic meetings, during fiscal 2000. All the Directors attended all of the meetings of the Board of Directors and all of the meetings held by committees of the Board on which he or she served, with the exception of Ms. Dietze who has attended less than 75% of the meetings due to illness.

     The Audit Committee, which consists of Louis Leeburg, Leslie Danziger and Katherine Dietze, met twice during fiscal 2000, with management and our independent accountants to discuss the annual report and financial statements of the Company, and the effectiveness of the Company's financial and accounting functions and organization.

     The Compensation Committee, which consists of Robert Ripp and James L. Adler, Jr., met five times during fiscal 2000. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and also administers the Omnibus Incentive Plan, pursuant to which incentive awards, including stock options, are granted to officers, and key employees of the Company.

     The Finance Committee which consists of Robert Ripp, James L. Adler, Jr., Louis Leeburg and Donald Lawson, met four times during fiscal 2000. The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to our major financial policies.

DIRECTORS' COMPENSATION

     During fiscal 2000, non-employee Directors were compensated for their services in cash on a quarterly basis ($1,840 per quarter) and through the grant of options to acquire shares of Class A Common Stock based on a formula as provided by the Directors Stock Option Plan (the "Plan"). On May 1, 1999, each director received a nonqualified stock option to purchase 27,176 shares of Class A Common Stock. The number of shares underlying these options was based on the fair market value of the Class A Common Stock on the date of grant, and the options vest ratably over their three year term. Upon appointment to the board, each new director receives an option which vests over three years and the number of shares to be granted is based on the fair market value of the Class A Common Stock on the date of grant.

     All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and Committees thereof. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

     On November 5, 1999, Mr. Ripp purchased 62,500 shares of the Company's Class A Common Stock for $4.00 per share in connection with his election to serve as Chairman of the Board of Directors. Mr. Ripp also received warrants to purchase up to 281,250 shares of Class A Common Stock at $6.00 per share at any time through November 10, 2009.

     On November 11, 1999 Robert Ripp was elected to serve as Chairman of the Board of Directors effective immediately. The Company and Mr. Ripp have agreed that Mr. Ripp will assist the Company in a number of areas which include: the restructure of the Company's balance sheet, provide input and guidance on our strategic direction, monitor operating performance, and provide assistance with investor relations and business development matters. The Company was and continues to be anxious to have Mr. Ripp assist the Company to accelerate the deployment of the Company's technology to enhance shareholder value.

     A key objective for Mr. Ripp is to participate in the potential of the Company by becoming a significant stakeholder as the Company works to maximize shareholder value. In addition to Mr. Ripp's investment in Class A Common Stock and warrants, the parties agreed to a contract with an incentive bonus arrangement that would provide compensation to Mr. Ripp if certain market capitalization levels were realized. At that time, the Company had approximately 7 million shares outstanding. One clause in the contract specified he would receive a 10% cash bonus (subject to certain conditions) upon a sale or merger of the Company for a value in excess of $250 million by December 2001. In connection with the bonus, a substitution clause specified that if the Company was not sold or merged by December 2001 or the Company's Class A Common Stock price traded above certain thresholds for a stated period, he would receive additional shares of Class A Common Stock. The Company recognized that a non-cash compensation charge would be incurred to reflect this expense.

     Shortly after the contract was signed, the Company's Class A Common Stock price increased and the redemption of the Class A warrants caused the market capitalization to exceed the threshold levels. The Company and Mr. Ripp believe it is in the best interest of shareholders not to have the operating results impacted by potentially volatile swings caused by the potential compensation expense resulting from variable accounting treatment of the substitution clause in Mr. Ripp's original contract.

     The Company and Mr. Ripp have amended the original contract as follows: 1) removed the substitution clause defined in the agreement and replaced it with a fixed option agreement that will eliminate the potential for fluctuations in future compensation charges, and 2) fixed the number of shares to be used to determine market capitalization for the bonus to a maximum of 24 million shares and decrease the bonus from 10% to 3.25% upon a sale or merger of the Company for a value in excess of $250 million by December 2001. On April 12, 2000, the Company granted Mr. Ripp two nonqualified stock options that vest on December 2001 and will have a term of ten years. The first option is for one million shares of Class A Common Stock at an exercise price of $6 per share and the second is for 500,000 shares of Class A Common Stock at an exercise price of $24 per share. The Company will incur a non-cash charge of approximately $18 million for stock based compensation which will be amortized over the vesting period (April 2000 through December 2001). This will result in a non-cash charge of approximately $2.7 million per quarter for each quarter through December 2001. These changes to the original contract reduced the total stock based compensation charge as of April 12, 2000 and provides for less dilution to the shareholders.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of August 7, 2000, the number and percentage of outstanding shares of the Company's Class A and Class E Common Stock, each as a separate class and taken together, owned by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A and Class E Common Stock of the Company taken together, (ii) each director, (iii) each of the Named Officers identified in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group.

                                Class A Common Stock     Class E Common Stock
                               ----------------------    --------------------  % of Vote of all
Name and Address of            Number of      Percent    Number of    Percent     Classes of
Beneficial Owner (1)           Shares (3)      Owned     Shares (2)    Owned     Common Stock
--------------------           ----------      -----     ----------    -----     ------------
Robert Ripp                   1,847,686(4)       10%          --         --           8.3%
Leslie A. Danziger              255,601(5)      1.4%     751,756(6)      19%          4.5%
Donald E. Lawson                220,129(7)      1.2%      25,000          1%            1%
Mark Fitch                       32,500           *           --         --             1%
James L. Adler, Jr.              32,618(8)        *           --         --             *
Katherine Dietze                 28,118(9)        *           --         --             *
Louis Leeburg                    93,390(10,17)    *       29,088(17)      1%            1%
Haydock H. Miller, Jr.(13)       67,357(11)       *       73,819(12)      2%            1%
James Wimbush(15)                44,176(14)       *           --         --             *
The John E. Fetzer
 Institute, Inc. (16)           118,447           1%     473,789         12%            3%
All executive officers
 and Directors as a group
(9 persons)                   2,621,575        14.4%     879,663         22%           16%

----------
* Less than one percent.

1. Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all Directors and Officers is care of LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109.
2.   Includes Classes E-1, E-2 and E-3 Common Stock.
3. Includes shares underlying options which are exercisable on August 7, 2000 or within 60 days thereafter .
4. Includes 1,503,936 shares underlying options and 281,250 shares underlying warrants of which 120,000 are held in trusts for children and as to which Mr. Ripp disclaims beneficial ownership.
5. Includes 202,651 shares underlying options and 37,591 Class A shares held by Ms. Danziger's spouse.
6. Includes 101,466 shares underlying options for Class E shares and 36,363 Class E shares held by Ms. Danziger's spouse.
7.   Includes 185,000 shares underlying options.
8.   Includes 32,118 shares underlying options.
9.   Includes 28,118 shares underlying options.
10.  Includes 27,118 shares underlying options.
11.  Includes 35,912 shares underlying options.
12.  Includes 29,161 options for Class E shares.
13.  Retired as a director of the Company in November 1999.
14.  Includes 40,176 shares underlying options.
15.  Resigned as a director of the Company in April 2000.
16. The address of The John E. Fetzer Institute, Inc. is 9292 KL Avenue, Kalamazoo, Michigan 49009.
17. Includes 50,454 Class A shares and 21,816 Class E shares held directly and indirectly by Mr. Leeburg's brother. Shares held by the John E. Fetzer Institute are not, however, included in the beneficial ownership amounts for Mr. Leeburg.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2000, 1999 and 1998 to the Company's Chief Executive Officer and the only other executive officer of the Company whose salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                          Annual Compensation       Compensation
                                       ------------------------     ------------
                                                                      Class A
Name and Position            Year         Salary        Bonus       Options (1)
-----------------            ----         ------        -----       -----------
Donald E. Lawson            FY 2000     $166,330 (2)    $75,000      100,000(5)
CEO and President (2)       FY 1999      141,333 (3)          0       50,000(6)
                            FY 1998      125,000 (4)          0      125,000(7)

Mark Fitch                  FY 2000     $121,250 (8)          0      60,000(11)
Senior Vice President       FY 1999      101,000 (9)          0      30,000(12)
                            FY 1998       70,500 (10)         0      50,000(13)

----------
(1)  Options are for Class A Common Stock.
(2) Base salary was increased to $225,000 on April 1, 2000. Mr. Lawson purchased Company Class A stock at fair market value through a payroll deduction in the first quarter for a total of $8,800.
(3) Base salary was increased to $160,000 on March 1, 1999. Mr. Lawson purchased Company Class A stock at fair market value through a payroll deduction on a quarterly basis for a total of $12,560.
(4) Base salary was increased to $132,000 on February 1, 1998. Mr. Lawson purchased Company Class A stock at fair market value through a payroll deduction on a quarterly basis for a total of $8,160.
(5) Options to purchase 100,000 Class A shares, which vest ratably from April 2001 to April 2005.
(6) Options to purchase 50,000 Class A shares, of which 25,000 shares are immediately exercisable and the balance which vested June 2000.
(7) Options to purchase 125,000 Class A shares, of which 75,000 shares are immediately exercisable and the balance which vest as follows; 25,000 shares in June 2000 and 25,000 shares in June 2001.
(8)  Base salary was increased to $130,000 on February 1, 2000.
(9)  Base salary was increased to $115,000 on March 1, 1999.
(10) Mr. Fitch was hired effective October 1, 1997.
(11) Options to purchase 60,000 Class A shares, which vest as follows: 15,000 shares annually from October 2000 until April 2004.
(12) Options to purchase 30,000 Class A shares, which vest as follows: 7,500 shares annually each September until September 2002.
(13) Options to purchase 50,000 Class A shares, of which 12,500 shares are immediately exercisable and the balance which vest as follows: 12,500 each October until October 2001.

The following table sets forth information regarding Options granted to each of the Named Officers during the fiscal year ended June 30, 2000:

                              OPTION GRANTS FOR THE
                            YEAR ENDED JUNE 30, 2000

                       Number of
                       Securities   % of Total
                       Underlying    Options
                        Options     Granted to   Exercise Price
Name                   Granted(1)   Employees       Per Share    Expiration Date
----                   ----------   ---------       ---------    ---------------
Donald E. Lawson        100,000       4.0%            $23.47       April 2010
                         40,000       1.6%            $ 4.00       October 2009

Mark Fitch               20,000        .8%            $16.59       April 2010

----------
(1) Each option entitles the holder to purchase the indicated number of shares of Class A Common Stock and has a ten year life. Mr. Lawson's option vests as follows; 25,000 shares annually from April 2001 through April 2005. Mr Fitch's options vest 10,000 shares annually each October through 2003 and 5,000 shares annually each April through 2004.

     The following table sets forth information regarding options exercised by each of the Named Officers during the fiscal year ended June 30, 2000 and the value of options held by each of the Named Officers at the fiscal year end.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END VALUES

                                                    # of Securities          Value of
                                                       Underlying           Unexercised
                                                       Unexercised         In-the-money
                        Shares                     Options at FY End,    Options at FY End
                      Acquired on      Value          Exercisable/         Exercisable/
Name                   Exercise     Realized (2)      Unexercisable        Unexercisable
----                   --------     ------------      -------------        -------------
Donald E. Lawson (1)     25,000      $1,192,000     185,000/125,000     $6,194,400/$2,446,425

Mark Fitch  (1)          32,500      $1,414,000        0/107,500            $0/$3,502,295

----------
(1) Value shown relate solely to unexercised options to purchase Class A Common Stock and assumes a fiscal year end value of $39.81 per share of Class A Common Stock, based on the Nasdaq National Market closing price for the Class A Common Stock on June 30, 2000.
(2) Had the shares exercised been sold immediately upon exercise, the individuals would have realized the gain shown.

EMPLOYMENT AGREEMENTS

     Donald E. Lawson executed a three-year employment agreement in April 1998, when he became the Chief Executive Officer of the Company. Mark Fitch executed a three-year employment agreement in March 1999, when he became the Senior Vice President of the Company. These agreements provide for annual base salaries of $225,000 and $130,000 for Mr. Lawson and Mr. Fitch, respectively. In the event the Company terminates the executive's employment during the term of the agreement without cause, or in the event the executive terminates the agreement for "good reason", the executive is entitled to (i) continue to receive salary until the earlier of obtaining comparable employment with another company or, the lapse of one year with respect to Mr. Lawson, and six months with respect to Mr. Fitch, (ii) continue to receive benefits until the earlier of obtaining comparable employment with another company or the corresponding periods stated in (i) above, (iii) immediate vesting of all unvested stock options, and (iv) receive a lump sum payment equal to the average of the annual bonuses paid to the executive during the previous three fiscal years. The Agreement defines "cause" to mean termination due to felony conviction, willful disclosure of confidential information or willful failure to perform the executive's duties. In addition, if the termination without cause occurs after a change in control of the Company, the executive shall also receive a lump sum severance payment equal to 2.99 times the executive's annual compensation, including bonuses. The Agreement defines "change in control" as an acquisition of 40% of Company's combined voting power by any party, a change in the majority of the Directors over a two-year period (unless supported by the incumbent Directors), a reorganization or other business combination resulting in the present stockholders of the Company no longer owning more than 50% of the combined voting power of the Company, a sale of substantially all of the assets of the Company or other similar transactions. The employment agreements reaffirm the executives' agreements pursuant to previously executed confidential information and invention agreements to, among other things, not compete with the Company for a period of two years following termination of employment and to assign any inventions, patents and other proprietary rights to the Company. Any controversies regarding the employment agreements are to be settled by binding arbitration.

                              CERTAIN TRANSACTIONS

     The Company owed an aggregate of $7,500 of deferred salary to Mr. Lawson at June 30, 2000. This amount was placed into a contingent liability account to be paid only upon the resolution of issues regarding the conversion of Class E-1 Common Stock into Class A Common Stock.

     During the fiscal year ended June 30, 2000 the law firm in which James L. Adler, Jr. is a partner, Squire Sanders & Dempsey L.L.P., provided legal services to the Company for which the Company was billed approximately $425,000. During the fiscal year ended June 30, 1999, James L. Adler, Jr. and James Wimbush (or their firms) provided legal and consulting services to the Company for which the Company was billed approximately $127,000. Mr. Wimbush resigned as a member of the Board of Directors of the Company in April 2000. Neither Mr.
Adler nor Mr. Wimbush beneficially owns more than 1% of the Company's outstanding common stock.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, ongoing and future transactions with affiliates will be on terms no less favorable than may be obtained from third parties, and any loans to affiliates will be approved by a majority of the disinterested Directors

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the year ended June 30, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied.

         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the independent public accounting firm of KPMG LLP to audit the Company's financial statements for the year ending June 30, 2001. Although it is not required to do so, the Board of Directors has submitted the selection of KPMG LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG LLP. OUR BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF ITS SELECTION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

   PROPOSAL NO. 3 - APPROVAL FOR SHARES RESERVED UNDER EMPLOYEE INCENTIVE PLAN

     At the meeting, the shareholders will be requested to approve an increase in the number of shares of Class A Common Stock available for issuance under the 1992 Omnibus Incentive Plan ("Incentive Plan"). As of June 30, 2000, options for substantially all of the shares authorized for issuance under the Incentive Plan had been granted. The Board recommends approval of an amendment to the Incentive Plan to permit the issuance of up to 3,275,000 shares of Class A Common Stock thereunder. This represents an increase of 1,450,000 shares of Class A Common Stock. A copy of the Incentive Plan may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 13.

     The Board believes that, to attract and retain officers and employees of the highest caliber, provide increased incentive for such persons to strive to attain the Company's long-term goal of increasing shareholder value, and to continue to promote the well being of the Company, it is in the best interests of the Company and its shareholders to provide officers and employees of the Company, through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's common stock. The Incentive Plan has been effective in retaining and motivating key employees and attracting and retaining experienced and seasoned individuals to work on behalf of the Company.

DESCRIPTION OF THE PLAN

     Under the terms of the Incentive Plan, employees and officers of the Company and any subsidiary are eligible to receive incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code ("Code"), as well as options that do not qualify as Incentive Options ("Nonqualified Options"), stock appreciation rights, restricted stock awards and/or performance bonuses of cash or stock. No consideration is received by the Company upon the grant of any options or awards, however, the Company will receive consideration upon exercise of any options. To date, the only forms of awards under the Incentive Plan have been Incentive Options and Nonqualified Options. The Incentive Plan is administered by a committee (the "Committee") of the Board consisting of "disinterested" directors. As of August 1, 2000, approximately 125 persons were eligible to participate in the Incentive Plan; however, awards may be granted only to such employees and officers of the Company as the Committee selects from time to time in its sole discretion. In October 1997, the Incentive Plan had 1,825,000 shares of Class A Common Stock reserved for issuance. Since that time, options for approximately 1,741,000 shares have been granted. As of June 30, 2000, an aggregate of only 84,000 shares remain available for grant under the Incentive Plan.

     Incentive Options are generally exercisable for a period of up to ten years from the date of grant and the exercise price may not be less than the fair market value of the Class A Common Stock on the date of the grant.

     Options granted under the Incentive Plan may be exercised only while the recipient is employed or retained by the Company or within three months after the date of termination of employment. However, if termination is due to death or permanent disability of the option holder, the option may be exercised within one year of the date of termination. To exercise an award, the option holder's payment may be made by cash or by any other means approved by the Board of Directors or the Committee.

     Under the Incentive Plan, an option holder has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option or satisfaction of conditions for the award, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Incentive Plan. During the lifetime of the recipient, an award is exercisable only by the option holder. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

TAX CONSEQUENCES

     The federal income tax consequences for an option holder are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Incentive Plan.

     Incentive Options holders incur no federal ordinary income tax liability at the time of grant or upon exercise of such option. However, upon exercise, the excess of the fair market value of the shares less the option price (the "Spread") must be included in alternative minimum taxable income. An option holder's basis in the shares received on exercise of an Incentive Options will be the option price paid for such shares. Generally, no deduction is allowable to the Company for federal income tax purposes in connection with the grant or exercise of Incentive Options.

     If the holder of shares acquired through exercise of an Incentive Option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the option holder will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income will not exceed the excess, if any, of the proceeds of such sale over the option price. If an option holder makes a Disqualifying Disposition, the amount of the option holder's taxable income will be deductible by the Company in the year of the Disqualifying Disposition.

     Under current tax law, there are no federal income tax consequences to either the option holder or the Company on the grant of Nonqualified Options. Generally, upon exercise of a Nonqualified Option, the Spread at the date of exercise is taxable as ordinary income to the option holder in the year it is exercised and is deductible by the Company as compensation.

     The following table  summarizes all options granted to i) each of the Named
Officers,   and  ii)  all  non-executive  officer  employees  as  a  group  (the
"Non-Executive Officer Employee Group"), as of August 7, 2000:

                                                               Shares Underlying
Name                                Position                     Options (1)(2)
----                                --------                     --------------
Donald E. Lawson                    CEO and President               310,000
Mark Fitch                          Senior Vice President           107,500
Non-Executive Officer Employee
  Group (60 persons)                                                862,257

----------
1.   Consists of Class A Common Stock.
2. Stock options are issued at fair market value of the underlying common stock at date of grant. The dollar value of each of the above stock options range shall be equal to the difference between the exercise price and the fair market value of the common stock underlying such option on the date of exercise.

VOTE REQUIRED AND BOARD RECOMMENDATION

     On July 11, 2000, the Board of Directors resolved, subject to approval by the shareholders, to increase the number of shares of Class A Common Stock available under the Incentive Plan by 1,450,000 shares to a total of 3,275,000 shares. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO AMEND THE INCENTIVE PLAN.

          PROPOSAL NO. 4 - APPROVAL FOR SHARES RESERVED UNDER DIRECTORS
                                STOCK OPTION PLAN

     At the meeting, the shareholders will be requested to approve an increase in the number of shares of Class A Common Stock available for issuance under the Amended and Restated Directors Stock Option Plan ("Directors Plan"). As of June 30, 2000, options for substantially all of the shares authorized for issuance under the Directors Plan had been granted. The Board recommends approval of an amendment to the Directors Plan to permit the issuance of up to 450,000 shares of Class A Common Stock thereunder. This represents an increase of 100,000 shares of Class A Common Stock. A copy of the Directors Plan may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 13.

     The Board believes that, to attract and retain directors of the highest caliber, it is in the best interests of the Company and its shareholders to provide directors of the Company, through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's common stock.

DESCRIPTION OF THE PLAN

     Under the terms of the Directors Plan, each director is granted a Nonqualified Option with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, and a three-year vesting period. The number of options granted is based on a formula for total stock compensation divided by the fair market value of the Class A Common Stock on the date of grant.

     The Directors Plan currently has 350,000 shares of Class A Common Stock reserved for issuance. Since inception, approximately 267,000 shares have been awarded. As of June 30, 2000, an aggregate of only 83,000 shares remain available for grant under the Directors Plan.

     Nonqualified Options are generally exercisable for a period of up to 10 years from the date of grant. To exercise an option, the option holder's payment may be made by cash or by any other means approved by the Board of Directors or the Committee.

     Under the Directors Plan, an option holder has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the options, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Directors Plan. During the lifetime of the recipient, an award is exercisable only by the option holder. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

TAX CONSEQUENCES

     The federal income tax consequences for a director are complex and subject to change. The following discussion is only a summary of the general rules applicable to options granted under the Directors Plan.

     Under current tax law, there are no federal income tax consequences to either the director or the Company on the grant of Nonqualified Options. Generally, upon exercise of a Nonqualified Option, the Spread at the date of exercise is taxable as ordinary income to the option holder in the year it is exercised and is deductible by the Company as compensation.

VOTE REQUIRED AND BOARD RECOMMENDATION

     On July 11, 2000, the Board of Directors resolved, subject to approval by the shareholders, to increase the number of shares of Class A Common Stock available under the Directors Plan by 100,000 shares to a total of 450,000 shares. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO AMEND THE DIRECTORS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG LLP to audit the financial statements of the Company for the fiscal year ending June 30, 2001. KPMG LLP has served as the Company's independent public accountants since June 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2001 annual shareholders' meeting must be received by the Company no later than May 11, 2001, to be evaluated by the Board for inclusion in the proxy statement for that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other business to be considered or acted upon at the annual meeting of shareholders other than that for which notice is provided, but in the event other business as to which the Company did not have notice of prior to August 1, 2000 is properly presented at the meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

                        2000 ANNUAL REPORT ON FORM 10-KSB

     Copies of the Company's annual report included in the Form 10-KSB for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission have been included in this mailing. Additional copies may be obtained without charge upon written request to Investor Relations, LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico 87109.

Albuquerque, New Mexico
Dated: September 6, 2000

                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Robert Ripp and Donald Lawson, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc. (the "Company") to be held on October 6, 2000, at noon, M.S.T. at the Crowne Plaza Pyramid, 5151 San Francisco Road, NE, Albuquerque, New Mexico, 87109 and any adjournments or postponements thereof, and thereat to vote all shares of Class A and Class E Common Stock which the undersigned would be entitled to cast if personally present at indicated herein:

                  PLEASE MARK YOUR CHOICES IN BLUE OR BLACK INK

(1) Proposal No. 1: Election of Class II Director: Nominees are James L. Adler, Jr.

          [ ] FOR             [ ] WITHHOLD AUTHORITY
                                  to vote for the following nominees:__________

(2) Proposal No. 2: Ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 30, 2001.

          [ ] FOR                [ ] AGAINST              [ ] ABSTAIN__________

(3) Proposal No. 3: Approval to amend the 1992 Omnibus Incentive Plan to increase the number of shares of Class A Common Stock available for issuance thereunder by 1,450,000 shares to a total of 3,275,000 shares.

          [ ] FOR                [ ] AGAINST              [ ] ABSTAIN__________

(4) Proposal No. 4: Approval to amend the Amended and Restated Directors Stock Option Plan to increase the number of shares of Class A Common Stock available for issuance thereunder by 100,000 shares to a total of 450,000 shares.

          [ ] FOR                [ ] AGAINST              [ ] ABSTAIN__________

In his/her discretion, the proxies are authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

                   (PLEASE DATE AND SIGN ON THE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR CLASS II DIRECTOR, "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001, "FOR" AN AMENDMENT TO THE 1992 THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 1,450,000 SHARES TO A TOTAL OF 3,275,000 SHARES AND, "FOR" AN AMENDMENT TO THE AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 100,000 SHARES TO A TOTAL OF 450,000 SHARES. THIS PROXY ALSO DELEGATES AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Form 10-KSB of LightPath Technologies, Inc.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                        ----------------------------------------
                                                       SIGNATURE


                                        ----------------------------------------
                                                       SIGNATURE

                                        Dated;______________________________2000

                                        (When signing as an attorney,  executor,
                                        administrator,   trustee  or   guardian,
                                        please   give   title   as   such.    If
                                        stockholder is a corporation please sign
                                        in  full   corporate   name  by  a  duly
                                        authorized officer or officers. Where stock is issued in the name of two or more persons, all such persons should sign.)